UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4200 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2021, CorMedix Inc. (the “Company” or “we”) entered into an employment agreement with Elizabeth Masson-Hurlburt, our Executive Vice President and Head of Clinical Operations. After the initial three-year term of the employment agreement, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed. The employment agreement is similar to and replaces the prior agreement with Ms. Masson-Hurlburt that we entered into in March 2018 and which had a term of three years.

Pursuant to the agreement, Ms. Masson-Hurlburt will receive an annual salary of $315,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in Ms. Masson-Hurlburt’s salary may be no greater than 25%. Ms. Masson-Hurlburt will be eligible for an annual bonus, which may equal up to 30% of her base salary then in effect, as determined by our Board of Directors or the Compensation Committee thereof. In determining such bonus, our Board or the Compensation Committee will take into consideration the achievement of specified company objectives, established by the Board or the Compensation Committee, and such other factors as the Board or the Compensation Committee deems appropriate. Ms. Masson-Hurlburt must be employed through December 31 of a given year to be eligible to earn that year’s annual bonus.

Each year during the term, we will make an annual equity grant to Ms. Masson-Hurlburt, which may include restricted stock, restricted stock units or stock options, with time-based or performance-based vesting, in such amounts and on such terms as the Board or the Compensation Committee deems appropriate.

If we terminate Ms. Masson-Hurlburt’s employment for Cause (as defined below), she will be entitled to receive only the accrued compensation due to her as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All unvested equity awards and all unvested stock options then held by Ms. Masson-Hurlburt that were granted before the effective date of her employment agreement will be forfeited to us as of such date. All outstanding equity awards and all outstanding stock options then held by Ms. Masson-Hurlburt that are granted on or after the effective date of her employment agreement, whether or not vested, will be forfeited to us as of such date.

If we terminate Ms. Masson-Hurlburt’s employment other than for Cause, death, disability, or by notice of nonrenewal, or if she resigns for Good Reason (as defined below), including in each case within 24 months of a Corporate Transaction (as defined in the agreement and which is the same definition as in our 2019 Omnibus Stock Incentive Plan), Ms. Masson-Hurlburt will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) payment of her base salary for a period of 9 months following the effective date of the termination of employment; (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iv) if she timely elects continued health insurance coverage under COBRA, payment of the premium to continue such coverage for her and her eligible dependents in an amount equal to the portion paid for by us during her employment until the conclusion of the time when she is receiving continuation of base salary payments or until she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first; (v) except as provided in (vii) below, all equity awards and stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, provided that any performance-based equity awards and stock options whose vesting requirements have not been successfully met as of the date of termination will not accelerate; (vi) except as provided in (vii) below, vested stock options will be exercisable for 90 days following termination of employment or, if earlier, the expiration date of the stock option, and (vii) in the event of a Corporate Transaction, all equity awards and stock options shall become fully vested and exercisable, and the stock options will remain exercisable for 12 months following such termination or resignation or, if earlier, the expiration date of the stock option. The separation benefits set forth above are conditioned upon Ms. Masson-Hurlburt’s executing a release of claims against us, our parents, subsidiaries, and affiliates, and each such entities’ officers, directors, employees, agents, successors, and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard, or refusal by Ms. Masson-Hurlburt to perform her material duties or obligations under the agreement (other than as a result of her mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us); (ii) any willful, intentional, or grossly negligent act by Ms. Masson-Hurlburt having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) Ms. Masson-Hurlburt’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) Ms. Masson-Hurlburt’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that Ms. Masson-Hurlburt engaged in some form of harassment or discrimination prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless her actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by Ms. Masson-Hurlburt of our or our affiliates’ property (whether or not a misdemeanor or felony); or (vii) material breach by Ms. Masson-Hurlburt of the agreement that is not cured, to the extent subject to cure, by her to our reasonable satisfaction within 20 days after we give written notice thereof to her.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material diminution by us of Ms. Masson-Hurlburt’s duties, responsibilities, or authority; or (iii) a material reduction in Ms. Masson-Hurlburt’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation and any reduction in Ms. Masson-Hurlburt’s salary and/or total compensation is no greater than 25%; or (v) a material reduction in Ms. Masson-Hurlburt’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels and Ms. Masson-Hurlburt’s target bonus level reduction is no greater than 25%.

If Ms. Masson-Hurlburt terminates her employment by written notice of termination or if she or we terminate her employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, Ms. Masson-Hurlburt will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law.

If Ms. Masson-Hurlburt’s employment is terminated as a result of her death or disability, we will pay her or her estate, as applicable, any accrued compensation and any unpaid prior year’s bonus.

Our agreement with Ms. Masson-Hurlburt contains a non-compete provision that provides that during the term of the agreement and the 12-month period immediately following Ms. Masson-Hurlburt’s separation from employment for any reason, Ms. Masson-Hurlburt is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us anywhere in the world on the date of termination of her employment.

The employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated and effective March 10, 2021, between CorMedix Inc. and Elizabeth Masson-Hurlburt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: March 12, 2021	By:	/s/ Khoso Baluch
	Name:	Khoso Baluch
	Title:	Chief Executive Officer

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